Exhibit 4(b)


                               TEXAS UTILITIES COMPANY

                                OFFICER'S CERTIFICATE


               Robert S. Shapard, the Treasurer of Texas Utilities Company (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated February 19, February 20 and April 13, 1998, and Sections 201, 301 and 1501 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities Series F) dated as of October 1, 1998 (as amended by this Officer's Certificate, the "Indenture") that:

          1. The Securities of the first series to be issued under the Indenture shall be designated "5.94% MAndatory Putable/remarketable Securities" (the "Series F Notes").
               All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

          2. The Series F Notes shall be limited in aggregate principal amount to $375,000,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture.

          3. The Series F Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on October 15, 2011, provided however, that this scheduled maturity date shall be extended by the length of the Interim Period, if any.

          4. The Series F Notes shall be issued in the denominations of $1,000 and integral multiples thereof.

          5. The Series F Notes shall have such terms and provisions as are provided in the form thereof set forth in Exhibit A hereto and shall be issued in substantially such form.

          6. The Series F Notes shall bear interest as provided in Exhibit A.

               The amount of interest payable on the Series F Notes will be computed on the basis of a 360-day year of twelve 30-day months, except that the interest accruing during the Interim Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

          7. The principal and each installment of interest on the Series F Notes shall be payable at, and registration and registration of transfers and exchanges in respect of the Series F Notes may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto. Notices and demands to or upon the Company in respect of the Series F Notes may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Series F Notes.

          8. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Series F Notes.

          9. Initially the Series F Notes will be issued in global form registered in the name of Cede & Co. (as nominee for the Depository Trust Company ("DTC"), the initial securities depositary for the Series F Notes), and may bear such legends as DTC may reasonably request. So long as the Series F Notes are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the Series F Notes are registered in the names of additional Holders, the Company shall have the right to select a Regular Record Date for such Series F Notes, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the Series F Notes are Outstanding in global form registered in the name of DTC or its nominee, all payments of principal and interest will be made by the Company in immediately available funds. In case the Company shall be required to repurchase the Series F Notes held by DTC or its nominee, payment will be made by the Company by book entry through DTC by the close of business on the applicable Remarketing Date against delivery through DTC of such Series F Notes.

          10. No service charge shall be made for the registration of transfer or exchange of the Series F Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

          11. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Series F Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                    (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Series F Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series F Notes or portions thereof, all in accordance with and subject to the provisions of said
               Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                    (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Series F Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

          12. The obligations of the Company under the Series F Notes and under the Indenture to the extent related to such series will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of the Company at any time, as provided in the form of the Series F Notes set forth in Exhibit A.

               In the event that such Subsidiary assumes the obligations under the Series F Notes, the Company will unconditionally guarantee payment of the Series F Notes and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Series F Notes and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Series F Notes. Other than the obligation to make such payments, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law.

          13. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Series F Notes, and the definitions in the Indenture relating thereto, in respect of which this certificate is made.

          14. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

          15. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

          16. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Series F Notes as requested in the accompanying Company Order 1-D-1 have been complied with.

               IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this 21st day of October, 1998.



                                               /s/ Robert S. Shapard
                                             ------------------------------
                                                       Treasurer

                                                                  EXHIBIT A



                                 [depository legend]

               [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                           [FORM OF FACE OF SERIES F NOTE]


          No.
             -----------
          CUSIP 882848AN4

                               TEXAS UTILITIES COMPANY

                   5.94% MANDATORY PUTABLE/REMARKETABLE SECURITIES

                    Scheduled Maturity Date: October 15, 2011
                    Initial Interest Rate: 5.94%
                    Initial Remarketing Date: October 15, 2001
                    Initial Interest Payment Dates: April 15 and October 15


                    TEXAS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on the Scheduled Maturity Date, which shall be extended if there is an Interim Period (as defined below), and to pay interest on said principal sum semi-annually on each Initial Interest Payment Date commencing April 15, 1999, at the Initial Interest Rate per annum, during the period from and including October 21, 1998 to but excluding the Initial Remarketing Date. After the Initial Remarketing Date, interest will be payable at the rate determined by the Remarketing Dealer in accordance with the procedures set forth on the reverse hereof, under the caption "Tender of the Securities of this Series; Remarketing" until the principal hereof is paid or made available for payment. The interest on the Securities of this series accruing from the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date (as defined below)) or from the Final Period Remarketing Date (as defined below) (if the Initial Remarketing Date is the Interim Period Remarketing Date), will be payable semi-annually on each day that is a six-month anniversary of such date (such days and the Initial Interest Payment Dates, to and including the Initial Remarketing Date, are sometimes referred to as the "Interest Payment Dates"). The interest accruing during the period from and including the Initial Remarketing Date (if such date is the Interim Period Remarketing Date) to but excluding the Final Period Remarketing Date (the "Interim Period"), if applicable, will be payable on the Final Period

          Remarketing Date. Prior to the Initial Remarketing Date, interest on the Securities of this series will accrue from October 21, 1998, to the first Initial Interest Payment Date, and thereafter will accrue from the last Initial Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding the corresponding Interest Payment Date, except that in the case of the Interest Payment Date relating to the Interim Period, interest will be payable to the persons to whom the purchase price of tendered Securities of this series is payable on the Final Period
          Remarketing Date.   "Business Day" means any day on which
          commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in The City of New York and, in the case of the determination of the Reference Rate that is based upon U.S. Dollar Deposits in London, the City of London. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TEXAS UTILITIES COMPANY



                                        By:------------------------------








                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee



                                        By: ------------------------------
                                                  Authorized Signatory

                          [FORM OF REVERSE OF SERIES F NOTE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (for Unsecured Debt Securities Series F), dated as of October 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on October 21, 1998 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $375,000,000.

                    The Remarketing Dealer for Securities of this series shall be Salomon Smith Barney Inc. or its successor appointed by the Company.

                    If the Remarketing Dealer elects to remarket the Securities of this series, except in the limited circumstances described herein, (i) the Securities of this series will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on each Remarketing Date, on the terms and subject to the conditions described herein, and (ii) on and after any Remarketing Date, the Securities of this series will bear interest at the applicable rate determined by the Remarketing Dealer in accordance with the procedures set forth below.

                    Under the circumstances described below, the Securities of this series are subject to redemption by the Company from the Remarketing Dealer on each Remarketing Date. See -- "Redemption" below. If the Remarketing Dealer for any reason does not purchase all Securities of this series on a Remarketing Date or elects not to remarket the Securities of this series, or in certain other limited circumstances described herein, the Company will be required to repurchase the Securities of this series from the Holders thereof on such Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See
          -- "Repurchase" below.

          TENDER OF THE SECURITIES OF THIS SERIES; REMARKETING

                    Mandatory Tender

                    Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day which is not earlier than 15 nor later than five Business Days prior to the Initial Remarketing Date (the "Notification Date") of its intention to purchase the Securities of this series as a whole for remarketing, each Security of this series will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on each of (i) the Initial Remarketing Date, and (ii) if the Initial Remarketing Date is designated as the Interim Period Remarketing Date as described under "Remarketing Dates", the Final Period Remarketing Date thereafter, except in the circumstances described under "Repurchase" or "Redemption" below. The purchase price of such Security of this series will be equal to 100% of the principal amount thereof. See -- "Notification of Results; Settlement." Upon such tender or deemed tender, the Remarketing Dealer may remarket the Securities of this series for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if the Initial Remarketing Date is the Interim Period Remarketing Date), the Securities of this series will bear interest at the Interest Rate to Maturity, determined as set forth under "Determination of Applicable Interest Rate." During the Interim Period, if any, the Securities of this series will bear interest at the Interim Period Interest Rate, determined as set forth under "Determination of Applicable Interest Rate." If the Remarketing Dealer elects to remarket the Securities of this series, the obligation of the Remarketing Dealer to purchase the Securities of this series on the applicable Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities of this series shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all such Securities of this series on the applicable Remarketing Date, the Company will be required to repurchase the Securities of this series from the Holders thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the Securities of this series to such Remarketing Date. See -- "Repurchase" below.

               Remarketing Dates

               If the Remarketing Dealer gives notice of its intention to purchase the Securities of this series on the Initial Remarketing Date, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Remarketing Date, the Company may notify the Remarketing Dealer, the Trustee and DTC by telephone, confirmed in writing that it elects the Initial Remarketing Date to be the Interim Period Remarketing Date (the "Interim Period Remarketing Date"). The Company will be eligible to make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group or the equivalent thereof by such rating agency at the time of such notification or if the Remarketing Dealer waives this requirement in its sole discretion. If the Company does not provide such notification, the Initial Remarketing Date will be the only Remarketing Date and the maturity date of the principal of the Securities of this series (the "Maturity Date") will be the Scheduled Maturity Date. If the Company provides such notification, then (i) the Final Period Remarketing Date will be one of the 26 following one-week anniversary dates of the Initial Remarketing Date (or if any such day is not a Business Day, the next following Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "Final Period Remarketing Date") except that, if the Company fails to so designate the Final Period Remarketing Date, the Final Period Remarketing Date will be the date that is 26 weeks after the Initial Remarketing Date (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the Securities of this series will be the date that is the tenth anniversary of the Final Period Remarketing Date (whether or not a Business Day).

               Determination of Applicable Interest Rate

               From and including the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if the Initial Remarketing Date is the Interim Period Remarketing Date), to but excluding the Maturity Date, the Securities of this series will bear interest at the Interest Rate to Maturity (as defined below). During the Interim Period, if any, the Securities of this series will bear interest at the Interim Period Interest Rate (as defined below).

                    The "Interest Rate to Maturity" will be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if the Initial Remarketing Date is the Interim Period Remarketing Date) (the "Determination

          Date"), to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 4.59% per annum (Base Rate) plus the Applicable Spread (as defined below).


                    The "Applicable Spread" shall be the lowest firm commitment bid expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Securities of this series at the Dollar Price (as defined below), but assuming (i) that the purchase date is the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if the Initial Remarketing Rate is the Interim Period Remarketing Date) with settlement on such date without accrued interest, (ii) that the Maturity Date is the Scheduled Maturity Date and (iii) a stated annual interest rate, payable semi-annually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such firm commitment bids obtained as described above; provided, however, that the Remarketing Dealer shall obtain bids from at least three Primary Corporate Dealers (as defined below). The Interest Rate to Maturity determined by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders of the Securities of this series, the Company and the Trustee.

                    "Dollar Price" means, with respect to the Securities of this series, the present value, as of the Initial Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Initial Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), except that (i) in the case of the Final Period Remarketing Date, the Dollar Price will be the Adjusted Dollar Price (as defined below) and (ii) in the case of the Initial Remarketing Date or the Final Period Remarketing Date the Dollar Price may be any other amount agreed to in writing by the Remarketing Dealer and the Company.

                    "Adjusted Dollar Price" means, with respect to the Final Period Remarketing Date, the Dollar Price as of the Initial Remarketing Date (determined by the Remarketing Dealer on the third Business Day prior to the Initial Remarketing Date) plus the product of (i) such Dollar Price less the aggregate principal amount of the Securities of this series Outstanding as of the Initial Remarketing Date, (ii) the weighted average per annum Interim Period Interest Rate for the Interim Period, and (iii) the number of days in the Interim Period divided by 360.

                    "Reference Corporate Dealers" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and a fifth Reference Corporate Dealer to be selected by the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

                    "Remaining Scheduled Payments" means, with respect to the Securities of this series, the remaining scheduled payments of the principal thereof and interest thereon calculated at the Base Rate only, that would be due after the Initial Remarketing Date to and including the Scheduled Maturity Date, assuming that the Company did not elect the Initial Remarketing Date to be the Interim Period Remarketing Date; provided, however, that if the Initial Remarketing Date is not an Interest Payment Date with respect to the Securities of this series, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Initial Remarketing Date.

                    "Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below).

                    "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series being purchased.

                    "Comparable Treasury Price" means (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the third Business Day prior to the Initial Remarketing Date, as set forth on "Telerate Page 500" (as defined below) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such date, (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                    "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

                    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

                    "Reference Treasury Dealer" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and the fifth Reference Treasury Dealer to be selected by the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary United States Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

               The interest rate for the Interim Period, if any, will be reset on each Interest Reset Date (as defined below) during the Interim Period and will be equal to the Reference Rate (as defined below) in respect of the applicable Interest Reset Date plus the Basic Spread (as defined below), in each case as calculated by the Remarketing Dealer (the "Interim Period Interest Rate"). The Wednesday of each week during the Interim Period will be an "Interest Reset Date." The "Interest Determination Date" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including the Interim Period Remarketing Date (which is the first day of the Interim Period) to but excluding the first Interest Reset Date during such Interim Period will be determined as if the Interim Period Remarketing Date were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to the Interim Period Remarketing Date.

               The "Reference Rate" means, with respect to the Interim Period, one of the following reference rates selected by the Company and notified to the Remarketing Dealer no later than four Business Days prior to the Interim Period Remarketing Date: (i) the per annum rate for deposits in Dollars for a period of one week shown on Telerate page 3750 (or any successor page) at 11:00 a.m., London time, on the applicable Interest Determination Date,
          (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four Business Days prior to such Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate shown on the Internet world wide web page of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/ (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date.

               The "Basic Spread" will be the lowest firm commitment bid expressed as a spread (in the form of a percentage or a number of basis points) above the Reference Rate, obtained by the Remarketing Dealer on the third Business Day prior to the Interim Period Remarketing Date from the bids quoted from five Reference Money Market Dealers (as defined below) on such date for the full aggregate principal amount of the Securities of this series at a dollar price equal to par, but assuming (i) that the purchase date is the Interim Period Remarketing Date, with settlement on such date without accrued interest, (ii) that the maturity date is the day that is 26 weeks from the Interim Period Remarketing Date, (iii) that the Securities of this series are callable by the Remarketing Dealer on a weekly basis after the Interim Period Remarketing Date, (iv) that the Securities of this series will be repurchased by the Company at par on the day that is 26 weeks from the Interim Period Remarketing Date if not previously called by the Remarketing Dealer, and (v) a stated annual interest rate, payable on the Final Period Remarketing Date, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer.

               "Reference Money Market Dealers" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and a fifth Reference Money Market Dealer to be selected by the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York which is also a leading dealer in money market instruments (a "Primary Money Market Dealer"), the Remarketing Dealer shall substitute therefore another Primary Money Market Dealer.

               The Interim Period Interest Rates and the amount of interest payable on the Final Period Remarketing Date shall each be determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Securities of this series, the Company and the Trustee.

                    Notification of Results; Settlement

                    Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all Securities of this series tendered (or deemed to have been tendered) to the Remarketing Dealer on the Initial Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest to Maturity Rate. If the Initial Remarketing Date is the Interim Period Remarketing Date, the Remarketing Dealer will provide the Company, the Trustee and DTC notice in accordance with the preceding sentence, on the second Business Day prior to the Initial Remarketing Date, of the Interim Period Interest Rate which will initially be in effect.

                    All of such Securities of this series will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on each Remarketing Date.

                    The Remarketing Dealer will make or cause the Trustee to make payment of the purchase price for such Securities of this series through DTC by the close of business on each Remarketing

          Date against delivery through DTC of the Securities of this series. The purchase price of such Securities of this series will be equal to 100% of the principal amount thereof. If the Remarketing Dealer does not purchase all of the Securities of this series on a Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the entire principal amount of the Securities of this series, as described below under "Repurchase." In any case, the Company will make or cause the Trustee to make payment of interest due on a Remarketing Date by book entry through DTC by the close of business on such Remarketing Date. In the event that the Company elects to redeem the Securities of this series from the Remarketing Dealer on a Remarketing Date (following the Remarketing Dealer's purchase of the Securities of this series from the Holders on such Remarketing Date), the Company will make or cause the Trustee to make payment to the Remarketing Dealer by book-entry through DTC by the close of business on such date against delivery through DTC of such Securities of this series.

                    The transactions described above will be executed on the applicable Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective Participants will be debited and credited and the Securities of this series delivered by book entry by DTC as necessary to effect the purchases and sales thereof.

                    So long as the Securities of this series are issued in global form registered in the name of DTC or its nominee, transactions involving the sale and purchase of Securities of this series remarketed by the Remarketing Dealer on and after a Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

                    The tender and settlement procedures described above, including provisions for payment by purchasers of Securities of this series in the remarketing or for payment to sellers of Securities of this series, may be modified, notwithstanding any contrary terms of the Indenture, (i) to the extent required by DTC or a successor securities depositary, (ii) if the book-entry system is no longer available for the Securities of this series at the time of the remarketing, to the extent required to facilitate the remarketing of Securities of this series in certificated form, or (iii) to the extent required in the reasonable opinion of the Remarketing Dealer to facilitate the settlement process. The Holders of this Security, by their purchase of this Security or interest therein, irrevocably consent to such modifications.

                    As long as DTC or its nominee holds the certificates representing any Securities of this series in the book-entry system of DTC, no certificates for such Securities of this series will be delivered by any Holder to reflect any transfer of such Securities of this series effected in a remarketing or otherwise.


                    The Remarketing Dealer

                    On or prior to the date of original issuance of the Securities of this series, the Company and the Remarketing Dealer will enter into a Remarketing Agreement (the "Remarketing Agreement").

                    In the event that the Remarketing Dealer elects to remarket the Securities of this series as described herein, the obligation of the Remarketing Dealer to purchase Securities of this series will be subject to several conditions precedent set forth in the Remarketing Agreement, including certain conditions that are customary in the Company's public offerings and the conditions that, since the Notification Date, no material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities of this series shall have occurred and be continuing. In addition, the Remarketing Agreement will provide for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Initial Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if the Initial Remarketing Date is the Interim Period Remarketing
          Date), upon the occurrence of certain events that are also customary in the Company's public securities offerings.

                    No Holder or beneficial owner of any Securities of this series shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities of this series.

                    The Remarketing Agreement will also provide that the Remarketing Dealer may resign at any time as Remarketing Dealer, prior to the twentieth Business Day prior to the Initial Remarketing Date, such resignation to be effective 10 Business Days after the delivery to the Company and the Trustee of written notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

          REPURCHASE

                    In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity or the Interim Period Interest Rate with respect to the Interim Period Remarketing Date by (a) in the case of the Interest Rate to Maturity, 4:00 p.m., New York City time, on the Determination Date, or (b) in the case of the Interim Period Interest Rate, 4:00 p.m., New York City time, on the second Business Day prior to the Interim Period Remarketing Date, or
          (ii) prior to the fifth Business Day immediately preceding the Initial Remarketing Date, the Remarketing Dealer has resigned or has been terminated and no successor has been appointed on or before the third Business Day immediately preceding the Initial Remarketing Date, or (iii) since the Notification Date, a material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities of this series shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred and the Remarketing Dealer elects to terminate the Remarketing Agreement, or (iv) the Remarketing Dealer elects not to remarket the Securities of this series, or (v) the Remarketing Dealer for any reason does not purchase all Securities of this series tendered (or deemed tendered) to it on any Remarketing Date, the Company will repurchase the Securities of this series as a whole on any Remarketing Date at a price equal to 100% of the principal amount of the Securities of this series plus all accrued and unpaid interest, if any, on the Securities of this series to any Remarketing Date. In any such case, payment will be made by the Company by book-entry through DTC upon delivery through the DTC of the Securities of this series on or after the close of business on such Remarketing Date.

          REDEMPTION

                    If the Remarketing Dealer elects to remarket the Securities of this series on a Remarketing Date, the Securities of this series will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, subject to the conditions described above under "Tender of Securities of this Series; Remarketing" and "Repurchase" and to the Company's right to redeem the Securities of this series from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the fourth Business Day immediately preceding the applicable Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the Securities of this series, in whole but not in part, from the Remarketing Dealer on such date at the

          Optional Redemption Price (as defined below). In any such case, payment will be made by the Company to the Remarketing Dealer by book-entry transfer through DTC by the close of business on such Remarketing Date against delivery through DTC of the Securities of this series.

               The "Optional Redemption Price" shall be the sum of (i) the greater of (a) 100% of the full aggregate principal amount of the Securities of this series and (b) the Dollar Price as of the applicable Remarketing Date (which, if the applicable Remarketing Date is the Final Period Remarketing Date, will equal the Adjusted Dollar Price) plus (ii) in the case of either (a) or (b) above, accrued and unpaid interest on the principal amount being redeemed to the applicable Remarketing Date.

               The Optional Redemption Price will be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the applicable Remarketing Date. The Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on such third Business Day immediately preceding the applicable Remarketing Date, of the Optional Redemption Price. The Optional Redemption Price determined by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders of the Securities of this series, the Company and the Trustee.

               The provisions of Sections 402 and 404 of the Indenture, shall not be applicable to the Securities of this series.

          ASSUMPTION BY SUBSIDIARY

                    Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of
          Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and
          --------  -------
          permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and
                                    ----- ----
          amendments to the Indenture making the obligations under the
          Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to such series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

                    At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make such payments, the Company shall be released and discharged from all other obligations under the Indenture.

          GENERAL

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                                   ----------------
                                      ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this 5.94% MAndatory Putable/Remarketing Securities to:

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
          (Insert assignee's social security or tax identification number)

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
                      (Insert address and zip code of assignee)

          and irrevocably appoints

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
          agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

          Date: ------------------------------------



                                        Signature:
                                                   --------------------------

                                        Signature Guarantee:
                                                             ----------------



      (Sign exactly as your name appears on the other side of this Security)

                                 SIGNATURE GUARANTEE
               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.